UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 30, 2014

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

333-153381
(Commission File Number)

Nevada	26-1972677
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

601 N. Parkcenter Drive, Suite 103
Santa Ana, California 92705
(Address of principal executive offices)

(714) 462-4880
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Lourdes Felix, Chief Financial Officer of BioCorRx, Inc., a Nevada corporation (the “Company”), and Brady Granier, Chief Operating Officer of the Company, entered into Executive Service Agreements with the Company on February 28, 2013 and October 16, 2013, respectively (the “Executive Agreements”).

The Executive Agreements provided, among other things, (i) the remuneration to be received in exchange for services provided to the Company; (ii) a general description of the services to be provided to the Company; and (iii) other obligations, terms, and conditions relating to the professional relationship between Felix and Granier, as applicable, and the Company.

On June 30, 2014, each of Felix and Granier entered into an amendment to the Executive Agreements (the “Amendments”), which provide that each of Felix and Granier shall receive three percent (3%) of the Company’s gross margin of sales of then-current healthcare products, devices and/or modifications thereto thereafter for a period of fifteen years following the Termination Date, as defined in the Executive Agreements. The Amendments were approved by the unanimous consent of the disinterested directors of the Company in accordance with the requirements of the Nevada Revised Statutes.

On March 31, 2013, the Company issued convertible debentures to each of Patty Hollis and Bradley Gann (the “Debentures”), in the original principal amounts of $250,000 and $100,000, respectively.

Effective June 25, 2014, and executed on June 30, 2014, the Company entered into debt conversion agreements with each of Hollis and Gann (the “Debt Conversion Agreements”), whereby the parties agreed to convert the outstanding debt in the sums of $324,917.81 and $130,534.26 owed by the Company to Hollis and Gann, respectively, into a license fee in connection with the Company’s Ohio license territory. In exchange for which the Debentures and all past, current, and future obligations of the Company arising thereunder were terminated.

On June 30, 2014, the Company entered into a debt conversion agreement (the “Muller Debt Conversion Agreement”) with Neil Muller, President of the Company, whereby the parties agreed to convert an amount equal to $153,916 owed to Muller by the Company into a license fee in connection with the Company’s Nevada license territory. The Muller Debt Conversion Agreement was approved by the unanimous consent of the disinterested directors of the Company in accordance with the requirements of the Nevada Revised Statutes.

The foregoing text of this Item is qualified in its entirety by the Amendments, attached hereto as Exhibit 10.1 and Exhibit 10.2, the Debt Conversion Agreements, attached hereto as Exhibit 10.3 and Exhibit 10.4, and the Muller Debt Conversion Agreement, attached hereto as Exhibit 10.5. The terms of the Amendments, the Debt Conversion Agreements, and the Muller Debt Conversion Agreement are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On May 7, 2014, the Company filed Amended and Restated Articles of Incorporation whereby it authorized 80,000 shares of Preferred Stock, with no par value (“Preferred Stock”).

On May 30, 2014, the Board of Directors of the Company consented to a resolution endowing such Preferred Stock with voting rights equal to 1,000 votes per share (the “Voting Rights”).

On July 1, 2014, the Company filed a Certificate of Designation of Preferences, Rights, and Limitations of Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada, setting forth the Voting Rights. The foregoing text of this Item is qualified in its entirety by the Certificate of Designation, attached hereto as Exhibit 4.01, the terms of which are incorporated herein by reference.

On July 1, 2014, the Company issued a total of 80,000 shares of Preferred Stock to the following accredited investors as compensation for their services to the Company:

Name	Number of Shares
Neil Muller	20,000
Kent Emry	10,000
Lourdes Felix	10,000
Brady Granier	10,000
Jorge Andrade	10,000
Scott Carley	10,000
Tom Welch	10,000

 The securities described herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and issued in reliance on the exemption from registration afforded by Rule 506(b) of Regulation D of the Securities Act. The securities were offered based on the representations from each person acquiring such securities, which included, in part, that such person (i) was an “accredited investor” or was an otherwise sophisticated investor able to bear the economic risk associated with investment in the securities and had been provided with access to all requested information about the Company; (ii) that such person was acquiring such securities for investment purposes for its own account, and not with a view to resale or distribution; and (iii) that such person understood such securities are subject to the restrictions on transfer as set forth in the Securities Act and the rules promulgated thereunder by the Securities and Exchange Commission.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

No brokers or finders were used and no commissions or other fees have been paid by the Company in connection with the issuance of securities described in this Current Report on Form 8-K.

Item 5.02(e) Compensatory Arrangements for Certain Officers

The information provided in Items 1.01 and 3.02 is incorporated herein by reference.

Item 9.01 Exhibits

The following exhibits are furnished as part of this Form 8-K:

Exhibit 4.01	Certificate of Designation, filed July 1, 2014.
Exhibit 10.1	Amendment No. 1 to Executive Service Agreement with Lourdes Felix, dated June 30, 2014.
Exhibit 10.2	Amendment No. 1 to Executive Service Agreement with Brady Granier, dated June 30, 2014.
Exhibit 10.3	Debt Conversion Agreement with Patty Hollis, dated June 25, 2014.
Exhibit 10.4	Debt Conversion Agreement with Bradley Gann, dated June 25, 2014.
Exhibit 10.5	Debt Conversion Agreement with Neil Muller, dated June 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX INC.

Date: July 3, 2014	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Financial Officer and Director